Exhibit 99.1

Sio Gene Therapies Announces Corporate Updates and Fiscal Second Quarter 2021 Financial Results

–Data from AXO-AAV-GM1 Phase 1/2 study demonstrated consistent dose-dependent biomarker improvement including normalization of beta-galactosidase activity in serum and GM1 ganglioside in CSF
–Granted Fast Track Designation for both AXO-AAV-GM1 and AXO-AAV-GM2 for the treatment of GM1 gangliosidosis and Tay-Sachs/Sandhoff disease
–Three AXO-Lenti-PD GMP campaigns successfully completed fill and finish, achieving target titers using suspension-based manufacturing process; on-track to complete certification of clinical trial material in Q4 2021
–$101.7 million of cash and cash equivalents as of September 30, 2021, providing cash runway into calendar Q4 2022

NEW YORK, N.Y., AND DURHAM, N.C., November 12, 2021 (GLOBE NEWSWIRE) – Sio Gene Therapies Inc. (NASDAQ: SIOX), a clinical-stage company focused on developing gene therapies to radically transform the lives of patients with neurodegenerative diseases, today provided corporate updates and financial results for its fiscal second quarter ended September 30, 2021.

"This quarter we advanced our mission of developing innovative gene therapies for patients in desperate need of new treatment options. Importantly, in October we shared the most comprehensive dataset yet from our lead program in GM1 gangliosidosis, demonstrating clear and consistent dose-dependent biomarker improvements paired with encouraging safety, neuroimaging, and clinical outcomes. These exciting results give us great confidence in the therapeutic potential of AXO-AAV-GM1, which we hope makes a difference in the lives of many patients and families living with this debilitating disease," said Pavan Cheruvu, M.D., Chief Executive Officer of Sio Gene Therapies.

Dr. Cheruvu continued, "I’m also excited by the progress this year on the development of a reliable, suspension-based manufacturing process that has generated clinical trial material for the future development of AXO-Lenti-PD. This represents an inflection point for the program that clarifies our path forward in Parkinson's disease. We are pleased to end our second fiscal quarter of 2021 with cash runway into calendar Q4 2022 and a capable team that looks forward to continued execution."

Key Highlights and Development Updates

AXO-AAV-GM1 gene therapy for GM1 gangliosidosis
•Presented positive interim safety and biomarker data from ongoing Phase 1/2 clinical study at the European Society of Gene and Cell Therapy (ESGCT) Virtual Congress in October 2021:
◦Ten patients have received gene therapy to date without serious adverse events (SAEs) attributable to AXO-AAV-GM1
◦AXO-AAV-GM1 was generally well-tolerated at both low and high doses, with the majority of adverse events considered mild to moderate
◦Data in Type II (late-infantile to juvenile) patients demonstrated a dose-dependent improvement in key biomarkers of disease activity: β-galactosidase enzyme activity in the serum and GM1 ganglioside activity in the CSF
▪Serum β-galactosidase activity achieved a normal range, increasing by 12× and 17× pre-treatment levels, respectively, in both patients in the high-dose cohort at six months
•All five patients in the low-dose cohort saw a 1.3-2.3× increase in the same timeframe
▪Levels of CSF GM1 ganglioside, the toxic substrate which accumulates in patients with GM1 gangliosidosis, were normalized in both patients in the high-dose cohort with 42% and 72% reductions, respectively, at six months
•GM1 ganglioside levels were below baseline in all five low-dose patients at 12 months
◦No overt disease progression in six out of seven patients treated across low- and high-dose cohorts
•Granted Fast Track Designation by the U.S. Food and Drug Administration (FDA)
•Upcoming milestones:
◦1H 2022: Intend to present data update from Stage 1 of the study, including both Type I (early-infantile) and Type II patients, at future scientific conferences
◦1H 2022: Intend to engage with the FDA to review Stage 1 data and discuss next steps for clinical development

AXO-AAV-GM2 gene therapy for Tay-Sachs and Sandhoff diseases
•Dosed first three patients in the Phase 1/2 trial investigating AXO-AAV-GM2 in Tay-Sachs and Sandhoff diseases, including one patient at the starting dose and two patients at the low dose
•Granted Fast Track Designation by the U.S. FDA
•Expect continued patient identification, screening, and enrollment in Stage 1 of the dose-ranging trial throughout 2021

AXO-Lenti-PD gene therapy for Parkinson’s disease
•Three GMP batches have successfully completed fill and finish, achieving target titers using the updated suspension-based process
•On-track to complete final testing of these batches to support certification by a Qualified Person of at least one batch for use as clinical trial material in Q4 2021
•Successfully completed a scientific advice meeting with the Medicines and Healthcare Products Regulatory Agency (MHRA) in the U.K. regarding the AXO-Lenti-PD clinical development program. The MHRA provided guidance on the:
◦Appropriate development pathway for completion of the Phase 1 dose-ranging study
◦Acceptability of a comparability protocol between the prior adherent and new suspension-based manufacturing process
◦New device administration system to support bilateral simultaneous infusions
•Expect to provide a program update in Q1 2022

Fiscal Second Quarter Financial Summary

Research and development expenses were $11.4 million for the three months ended September 30, 2021 and $5.1 million for the three months ended September 30, 2020. The $6.3 million increase was primarily related to increases in:

(i) AXO-AAV-GM1 clinical trial material manufacturing expenses for the planned enrollment of infantile patients in the high-dose cohort, as well as clinical trial expenses due to the enrollment of juvenile patients in the high-dose cohort and for the enrollment of infantile patients in the low-dose cohort;

(ii) AXO-AAV-GM2 clinical trial material manufacturing expenses for the planned enrollment of patients in the mid-to-high dose cohorts (versus the prior year period, when this program was on clinical hold), as well as clinical trial expenses associated with the ongoing enrollment of juvenile patients in the low-dose cohort and for the planned enrollment of patients in the low-to-mid dose cohorts; and

(iii) personnel-related costs primarily due to increased headcount.

These increases were partially offset by a $1.3 million decrease in AXO-Lenti-PD costs related to: (i) the delays at our partner, Oxford Biomedica (UK) Ltd. ("Oxford"), which have not only resulted in lower than expected manufacturing expenses, but have also delayed further clinical studies of AXO-Lenti-PD, and (ii) early development programs that were completed during the quarter ended December 31, 2020 and as a result, development expenses have also decreased in the current year period.

General and administrative expenses were $9.7 million for the three months ended September 30, 2021 and $4.5 million for the three months ended September 30, 2020. The increase of $5.2 million was primarily related to $5.9 million of stock-based compensation expense associated with certain Roivant Sciences Ltd. ("RSL") equity instruments that are held by our Chief Executive Officer (the "RSL Equity Instruments"), for which expensing commenced upon the liquidity event vesting condition being met upon the closing of RSL's business combination with Montes Archimedes Acquisition Corp. ("MAAC") on September 30, 2021. Going forward, these charges are expected to decline significantly on a quarterly basis. Excluding the $5.9 million of stock-based compensation expense recorded for the RSL Equity Instruments during the three months ended September 30, 2021, general and administrative expenses decreased by $0.7 million primarily related to: (i) reductions in tax and legal fees resulting primarily from the simplification of our corporate structure and the domestication of Sio Gene Therapies Inc. from Bermuda to Delaware that was completed in November 2020, and (ii) decreased rent expense due to the downsizing of our New York office footprint.

The net loss for the fiscal second quarter ended September 30, 2021 was $21.2 million, or $0.29 per share, compared to a net loss of $10.0 million, or $0.21 per share, in the fiscal second quarter ended September 30, 2020.

Fiscal First-Half Financial Summary

Research and development expenses were $19.5 million for the six months ended September 30, 2021 and $10.3 million for the six months ended September 30, 2020. The $9.2 million increase was primarily related to increases in:

(i) AXO-AAV-GM1 clinical trial material manufacturing expenses for the planned enrollment of infantile patients in the high-dose cohort, as well as clinical trial expenses due to the ongoing enrollment of juvenile patients in the high-dose cohort and for the planned enrollment of infantile patients in the low-dose cohort;

(ii) AXO-AAV-GM2 clinical trial material manufacturing expenses for the planned enrollment of patients in the mid-to-high dose cohorts (versus the prior year period, when this program was on clinical hold), as well as clinical trial expenses associated with the ongoing enrollment of juvenile patients in the low-dose cohort and for the planned enrollment of patients in the low-to-mid dose cohorts; and

(iii) personnel-related costs primarily due to increased headcount.

These increases were partially offset by a $2.4 million decrease in AXO-Lenti-PD costs related to: (i) the delays at Oxford, which have not only resulted in lower than expected manufacturing expenses, but have also delayed further clinical studies of AXO-Lenti-PD, and (ii) early development programs that were completed during the quarter ended December 31, 2020 and as a result, development expenses have also decreased in the current year period.

General and administrative expenses were $13.6 million for the six months ended September 30, 2021 and $9.1 million for the six months ended September 30, 2020. The increase of $4.5 million was primarily related to $5.9 million of stock-based compensation expense recorded for the RSL Equity Instruments during the six months ended September 30, 2021. Going forward, these charges are expected to decline significantly on a quarterly basis. Excluding the $5.9 million of stock-based compensation expense recorded for the RSL Equity Instruments during the six months ended September 30, 2021, general and administrative expenses decreased by $1.4 million primarily related to: (i) decreased rent expense due to the downsizing of our New York office footprint, and (ii) reductions in tax, legal, auditing and accounting fees resulting primarily from the simplification of our corporate structure and the domestication of Sio Gene Therapies Inc. from Bermuda to Delaware that was completed in November 2020.

The net loss for the six months ended September 30, 2021 was $33.1 million, or $0.45 per share, compared to a net loss of $18.6 million, or $0.41 per share, in the six months ended September 30, 2020. The prior year period net loss was partially offset by a gain of $2.2 million on our long-term investment in Arvelle Therapeutics B.V. ("Arvelle"). For the six months ended September 30, 2021, net cash used in operating activities was $21.9 million and net cash provided by investing activities of $4.1 million included $4.3 million of proceeds received from the sale of our long-term investment in Arvelle.

As of September 30, 2021, we had $101.7 million of cash and cash equivalents. We hold no short-term or long-term debt on the balance sheet. We estimate that our current cash and cash equivalents will sustain our operations into calendar Q4 2022, beyond the expected dates of major upcoming milestones for our AXO-AAV-GM1 gene therapy program for the treatment of GM1 gangliosidosis.

About Sio Gene Therapies

Sio Gene Therapies combines cutting-edge science with bold imagination to develop genetic medicines that aim to radically improve the lives of patients. Our current pipeline of clinical-stage candidates includes the first potentially curative AAV-based gene therapies for GM1 gangliosidosis and Tay-Sachs/Sandhoff diseases, which are rare and uniformly fatal pediatric conditions caused by single gene deficiencies. We are also expanding the reach of gene therapy to highly prevalent conditions such as Parkinson’s disease, which affects millions of patients globally. Led by an experienced team of gene therapy development experts, and supported by collaborations with premier academic, industry and patient advocacy organizations, Sio is focused on accelerating its candidates through clinical trials to liberate patients with debilitating diseases through the transformational power of gene therapies. For more information, visit www.siogtx.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "expect," "intend," "estimate," "may" and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding costs associated with its operating activities, funding requirements and/or runway to meet its upcoming clinical milestones, and timing and outcome of its upcoming clinical and manufacturing milestones are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the impact of the Covid-19 pandemic on our operations; the actual funds and/or runway required for our clinical and product development activities and anticipated upcoming milestones; actual costs related to our clinical and product development activities and our need to access additional capital resources prior to achieving any upcoming milestones; the initiation and conduct of preclinical studies and clinical trials; the availability of data from clinical trials; the occurrence of adverse safety events during our current and future trials; the development of a suspension-based manufacturing process for AXO-Lenti-PD; the scaling up of manufacturing; the outcome of interactions with regulatory agencies and expectations for regulatory submissions and approvals; the continued development of our gene therapy product candidates and platforms; Sio’s scientific approach and general development progress; and the availability or commercial potential of Sio’s product candidates. These statements are also subject to a number of material risks and uncertainties that are described in Sio’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2021, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media

Josephine Belluardo, Ph.D.
LifeSci Communications
(646) 751-4361
jo@lifescicomms.com
info@siogtx.com

Investors and Analysts

David W. Nassif
Sio Gene Therapies Inc.
Chief Financial Officer and General Counsel
david.nassif@siogtx.com

SIO GENE THERAPIES INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development expenses
(includes stock-based compensation expense of $489 and $458 for the three months ended September 30, 2021 and 2020 and $921 and $1,021 for the six months ended September 30, 2021 and 2020, respectively)	$11,448	$5,058	$19,506	$10,252
General and administrative expenses
(includes stock-based compensation expense of $6,809 and $650 for the three months ended September 30, 2021 and 2020 and $7,698 and $1,677 for the six months ended September 30, 2021 and 2020, respectively)	9,748	4,491	13,607	9,131
Total operating expenses	21,196	9,549	33,113	19,383
Other (income) expenses:
Interest expense	11	1	12	797
Other expense (income)	30	580	10	(1,486)
Loss before income tax benefit	(21,237)	(10,130)	(33,135)	(18,694)
Income tax benefit	—	(146)	(28)	(116)
Net loss	$(21,237)	$(9,984)	$(33,107)	$(18,578)
Net loss per share of common stock — basic and diluted	$(0.29)	$(0.21)	$(0.45)	$(0.41)
Weighted-average shares of common stock outstanding — basic and diluted	72,941,507	46,731,666	72,901,906	45,018,855

SIO GENE THERAPIES INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	September 30, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$101,695	$118,986
Restricted cash	1,184	—
Receivable from sale of long-term investment	—	4,343
Prepaid expenses and other current assets	4,321	7,348
Income tax receivable	1,733	1,656
Total current assets	108,933	132,333
Long-term restricted cash	—	1,184
Operating lease right-of-use assets	1,052	1,152
Property and equipment, net	548	478
Total assets	$110,533	$135,147
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,673	$1,341
Accrued expenses	7,366	9,196
Current portion of operating lease liabilities	269	311
Total current liabilities	10,308	10,848
Operating lease liabilities, net of current portion	865	932
Total liabilities	11,173	11,780
Stockholders’ equity:
Common stock, par value $0.00001 per share, 1,000,000,000 shares authorized, 72,941,507 and 69,377,567 issued and outstanding at September 30, 2021 and March 31, 2021, respectively	1	1
Additional paid-in capital	923,198	914,100
Accumulated deficit	(824,176)	(791,069)
Accumulated other comprehensive income	337	335
Total stockholders’ equity	99,360	123,367
Total liabilities and stockholders’ equity	$110,533	$135,147